Exhibit 10.64
EXECUTION COPY

SALE AND CONTRIBUTION AGREEMENT
by and between
CSE QRS FUNDING II LLC,
as the Buyer
and
CSE MORTGAGE LLC,
as the Seller
Dated as of June 30, 2006

TABLE OF CONTENTS (con’t)

SCHEDULES

SCHEDULE I	Purchased Collateral List
SCHEDULE II	[Reserved]
SCHEDULE III	Lock-Box Banks and Lock-Box Accounts

EXHIBITS

EXHIBIT A	Form of Sale Assignment
EXHIBIT B	Form of Officer’s Certificate

APPENDICES

APPENDIX A	Condition Precedent Documents

ii

SALE AND CONTRIBUTION AGREEMENT
     THIS SALE AND CONTRIBUTION AGREEMENT (such agreement as amended, modified, supplemented or restated from time to time, this “Agreement”) is dated as of June 30, 2006, by and between CSE MORTGAGE LLC, a Delaware limited liability company, as the seller (in such capacity, the “Seller”) and CSE QRS FUNDING II LLC, a Delaware limited liability company, as the buyer (in such capacity, the “Buyer”).
W I T N E S S E T H:
     WHEREAS, the Buyer desires to purchase from the Seller and the Seller desires to sell to the Buyer certain assets originated or acquired by the Seller in the ordinary course of its business, together with, among other things, certain related security and rights of payment thereunder;
     WHEREAS, on the Closing Date, the Buyer will purchase from the Seller and the Seller will sell to the Buyer the Tandem Asset (as defined in the Sale and Servicing Agreement); and
     WHEREAS, the Seller and the Buyer acknowledge that a lien and security interest in the assets and related security sold or otherwise conveyed by the Seller to the Buyer hereunder will be granted and assigned by the Buyer pursuant to the Sale and Servicing Agreement (as defined herein) and the related Transaction Documents, to the Administrative Agent, as agent for the Secured Parties under the Sale and Servicing Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I.
GENERAL
     Section 1.1. Defined Terms.
     Capitalized terms used but not defined herein have the meanings provided in the Sale and Servicing Agreement (as defined below).
Applicable Insolvency Laws: Defined in Section 8.1(iv).
Agreement: Defined in the Preamble.
Assets: The Assets listed on Schedule I hereto, as such Schedule I may be amended, supplemented, restated or replaced from time to time.
Buyer: Defined in the Preamble.
Early Termination: Defined in Section 8.1.

Faxed Documents: Defined in Section 2.1(f).
Indemnified Party: Defined in Section 9.1.
Other Costs: Defined in Section 10.7(c).
Purchase: A purchase by the Buyer of Purchased Collateral from the Seller pursuant to Section 2.1.
Purchase Date: The Business Day immediately following the Closing Date and any subsequent day on which any Purchased Collateral is acquired by the Buyer pursuant to the terms of this Agreement including any Substitution Date, as set forth in the related Sale Assignment.
Purchase Price: Defined in Section 2.2.
Purchase Termination Events: Defined in Section 8.1.
Purchased Collateral: Defined in Section 2.1(a).
Sale Assignment: Defined in Section 2.1(b).
Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of June 30, 2006, among CSE QRS Funding II LLC, as the seller, CSE Mortgage LLC, as the originator and as the servicer, each of the purchasers and purchaser agents from time to time party thereto, Citigroup Global Markets Realty Corp., as the Citigroup agent and as the administrative agent, and Wells Fargo Bank, National Association, as the backup servicer and as the collateral custodian, as the same may be amended, supplemented, restated or replaced from time to time.
Schedule I: The schedule of all Purchased Collateral that is sold, transferred and assigned by the Seller to the Buyer on a Purchase Date, which schedule as to the Purchased Collateral identified as of the initial Purchase Date is attached hereto and as to any Purchased Collateral identified on any subsequent Purchase Date is supplemented by the “Schedule I” attached to the applicable Sale Assignment, and incorporated herein by reference, as such schedule may be supplemented and amended from time to time pursuant to the terms hereof.
SEC: Defined in Section 5.1(q)(i).
Seller: Defined in the Preamble.
Substitution Date: Any date on which the Seller transfers a Substitute Asset to the Buyer.
     Section 1.2. Other Terms.
     All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

     Section 1.3. Computation of Time Periods.
     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
     Section 1.4. Interpretation.
     In each Transaction Document, unless a contrary intention appears:
     (a) the singular number includes the plural number and vice versa;
     (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;
     (c) reference to any gender includes each other gender;
     (d) reference to day or days without further qualification means calendar days;
     (e) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and
     (f) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.
ARTICLE II.
SALE, TRANSFER AND ASSIGNMENT
     Section 2.1. Sale, Transfer and Assignment.
     (a) On the terms and subject to the conditions set forth in this Agreement (including the conditions to Purchase set forth in Article III), on each Purchase Date, the Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby Purchases and takes from the Seller all right, title and interest (whether now owned or hereafter acquired or arising and wherever located) of the Seller in, to and under all accounts, general intangibles, instruments, chattel paper, documents, money, letters of credit, advices of credit, deposit accounts, certificates of deposit, investment property, goods and other property consisting of, arising from or related to any of the following property (collectively, the “Purchased Collateral”):

     (i) the Assets identified by the Seller as of the initial Cut–Off Date which are listed on Schedule I hereto, and the Assets identified by the Seller as of any additional Cut–Off Date which are listed on Schedule I to the Sale Assignment, together with all monies due in payment of such Loans on and after the related Cut–Off Date, but excluding any Excluded Amounts and any Retained Interest;
     (ii) all Related Security with respect to the Loans referred to in clause (i) above; and
     (iii) all income and Proceeds of the foregoing.
     (b) The Seller shall on or prior to any Purchase Date after the Closing Date execute and deliver to the Buyer a certificate of assignment (the “Sale Assignment”) from the Seller to the Buyer in the form of Exhibit A hereto. From and after such Purchase Date, the Purchased Collateral listed on such assignment shall be deemed to be Purchased Collateral hereunder.
     (c) On or before any Purchase Date with respect to the Purchased Collateral to be acquired by the Buyer on that date, the Seller shall provide the Buyer with an Officer’s Certificate, in the form of Exhibit B hereto, signed by a duly authorized Responsible Officer certifying, as of such Purchase Date, to each of the items in Section 4.2, in the form of Exhibit B hereto.
     (d) Except as specifically provided in this Agreement, the sale and purchase of Purchased Collateral under this Agreement shall be without recourse to the Seller; it being understood that Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement, all of which obligations are limited so as not to constitute recourse to the Seller for the credit risk of the Obligors.
     (e) The Buyer, the Citigroup Agent and Administrative Agent, each Purchaser Agent, each Purchaser, the other Secured Parties, the Backup Servicer and the Collateral Custodian shall not have any obligation or liability to any Obligor or client of Seller (including any obligation to perform any of the obligations of Seller (including any obligation with respect to any other related agreements)). No such obligation or liability is intended to be assumed by the Buyer, the Administrative Agent, any Purchaser Agent, the Purchasers, the Secured Parties, the Backup Servicer, or the Collateral Custodian, and any such assumption is expressly disclaimed.
     (f) In connection with each Purchase of Purchased Collateral hereunder, the Seller shall deliver to the Collateral Custodian (A) the Required Asset Documents with respect thereto on or prior to the Closing Date (except for any UCCs, which shall be in the possession of the Collateral Custodian within two Business Days of the Closing Date) as to any Existing Assets, and (B) the duly executed original promissory note, if any, and the duly executed faxed copies of the other documents included in the Required Asset Documents (the “Faxed Documents”) on or prior to the related Purchase Date (and if prior to the related Purchase Date, any such promissory note and Faxed Documents shall be held by the Collateral Custodian on behalf of the Purchasers in escrow until such Purchase shall occur on the related Purchase Date), and the duly executed original copies of the Faxed Documents (including any UCCs) within two Business Days of the related Purchase Date as to any Additional Assets. In connection with such transfer, the Seller hereby grants to each of the Buyer, the Administrative Agent, each Purchaser Agent and the Servicer an irrevocable, non–exclusive license to use, without royalty or payment of any kind, all software used by the Seller to account for the Purchased Collateral, to the extent necessary to administer the Purchased Collateral, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective, the Seller hereby agrees that upon the request of the Buyer or the Administrative Agent and each Purchaser Agent, the Seller will use its reasonable efforts to obtain the consent of such third–party licensor. The license granted hereby shall be irrevocable until the Collection Date and shall terminate on the date this Agreement terminates in accordance with its terms. The Seller (i) shall take such action requested by the Buyer, the Administrative Agent and each Purchaser Agent, from time to time hereafter, that may be necessary or appropriate to ensure that the Buyer and its assigns under the Sale and Servicing Agreement have an enforceable ownership interest in the Asset Files purchased from the Seller hereunder, and (ii) shall use its reasonable efforts to ensure that each of the Buyer, the Administrative Agent, the Purchaser Agents, and the Servicer has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Purchased Collateral and/or to recreate such Asset Files.
     (g) In connection with the sale of the Purchased Collateral, the Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files and its financial statements, on or prior to each Purchase Date, that such Purchased Collateral has been sold to the Buyer pursuant to this Agreement.
     (h) The Seller further agrees to deliver to the Buyer on or before each Purchase Date a computer file containing a true, complete and correct list of all Assets, identified by account number and Outstanding Asset Balance as of the related Cut–Off Date. Such file or list shall be marked as Schedule I to this Agreement, shall be delivered to the Buyer as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement as such Schedule I may be supplemented and amended from time to time.
     (i) It is the intention of the parties hereto that the conveyance of the Seller’s right, title and interest in and to the Purchased Collateral by the Seller to the Buyer as provided in Section 2.1 shall constitute an absolute transfer conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Purchased Collateral shall not be part of the Seller’s bankruptcy estate in the event of an Insolvency Event with respect to the Seller. Furthermore, it is not intended that such conveyance be deemed a pledge of the Assets and the other Purchased Collateral by the Seller to the Buyer to secure a debt or other obligation of the Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the Seller hereby grants to the Buyer a duly perfected, first priority “security interest” within the meaning of Article 9 of the UCC in all of the Seller’s right, title and interest in and to the Purchased Collateral, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Purchased Collateral together with all of the other obligations of the Seller hereunder. The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.
     Section 2.2. Purchase Price.
     The purchase price for each item of Purchased Collateral sold to the Buyer by the Seller under this Agreement (the “Purchase Price”) shall be a dollar amount equal to the Outstanding Asset Balance thereof determined as of the related Cut–Off Date.
     Section 2.3. Payment of Purchase Price.
     (a) The Purchase Price for any Purchased Collateral sold by the Seller to the Buyer on any Purchase Date shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer does not have sufficient funds to pay the full amount of the Purchase Price, by means of a capital contribution by the Seller to the Buyer.
     (b) Notwithstanding any provision herein to the contrary, the Seller may on any Purchase Date elect to designate all or a portion of the Purchased Collateral proposed to be transferred to the Buyer on such date as a capital contribution to the Buyer. In such event, the Purchase Price payable with respect to such transfer shall be reduced by the Outstanding Asset Balance of the Purchased Collateral or portions thereof that were so contributed; provided however that Purchased Collateral contributed to the Buyer as capital shall constitute Purchased Collateral for all purposes of this Agreement.
     (c) the Seller, by accepting the Purchase Price paid for each purchase of Purchased Collateral, shall be deemed to have certified, with respect to the Purchased Collateral to be sold by it on such day, that its representations and warranties contained in Article IV are true and correct on and as of such day, with the same effect as though made on and as of such day and that no Termination Event or Unmatured Termination Event has occurred.
     (d) Upon the payment of the Purchase Price for any Purchase, title to the Purchased Collateral included in such Purchase shall rest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided however that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the Seller in fact to satisfy any such condition precedent, covenant or agreement.
ARTICLE III.
CONDITIONS PRECEDENT
     Section 3.1. Conditions Precedent to Closing and Initial Purchase.
     The closing and initial Purchase hereunder are subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled, and (ii) on or prior to the Closing Date, the Seller shall have delivered to the Buyer each of the items specified on Appendix A hereto in form and substance satisfactory to the Buyer.
     Section 3.2. Conditions Precedent to all Purchases.
     The obligations of the Buyer to Purchase the Purchased Collateral from the Seller on any Purchase Date (including the initial Purchase Date) shall be subject to the satisfaction of the following conditions precedent that:
     (a) all representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such day;
     (b) (i) in the case of the initial Purchase Date, the Seller shall have delivered to the Buyer, prior to the Closing Date, a Schedule I that is true, accurate and complete in all respects as of the initial Cut–Off Date, and (ii) in the case of any subsequent Purchase Date, the Seller shall have delivered to the Buyer, prior to the applicable subsequent Purchase Date, a duly executed and completed Sale Assignment along with a Schedule I that is true, accurate and complete in all respects as of the related Cut–Off Date;
     (c) on and as of such Purchase Date, the Seller shall have performed all of the covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement;
     (d) no event has occurred and is continuing, or would result from such Purchase, that constitutes a Termination Event or Unmatured Termination Event;
     (e) the Termination Date shall not have occurred;
     (f) the Facility Termination Date shall not have occurred;
     (g) no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof;
     (h) the Buyer, the Administrative Agent and the Purchaser Agents shall be in receipt of UCC, tax and judgment lien searches of Seller;
     (i) the Buyer, the Administrative Agent and the Purchaser Agents shall be in receipt of UCC financing statements per paragraph (iv) of Appendix A;
     (j) the Buyer, the Administrative Agent and the Purchaser Agents shall be in receipt of opinions of counsel satisfactory to such Persons;
     (k) all corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings, approvals and opinions) relevant to the transactions herein contemplated as the Buyer may reasonably have requested;
     (l) the Seller shall have paid all fees required to be paid by it on the Closing Date, and shall have reimbursed the Buyer and its assignees for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Transaction Documents;
     (m) prior to the Closing Date, the Buyer, the Administrative Agent and each Purchaser Agent shall have received satisfactory evidence that the Seller’s total initial capital commitment is in place; and
     (n) with respect to an Acquired Loan intended to be included as a part of the Purchased Collateral, the Buyer, the Administrative Agent and each Purchaser Agent shall have received a satisfactory opinion of counsel.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4.1. Seller’s Representations and Warranties.
     As of each Purchase Date, the Seller represents and warrants to the Buyer for the benefit of the Buyer and each of its successors and assigns that:
     (a) Organization and Good Standing. The Seller has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire, own and sell the Purchased Collateral.
     (b) Due Qualification. The Seller is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.
     (c) Power and Authority; Due Authorization; Execution and Delivery. The Seller (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (c) sell and assign an ownership interest in the Purchased Collateral on the terms and conditions provided herein and (ii) has duly authorized by all necessary company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale and assignment of an ownership interest in the Purchased Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Seller is a party have been duly executed and delivered by the Seller.

     (d) Binding Obligation. This Agreement and each other Transaction Document to which the Seller is a party constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principals of equity (whether considered in a suit at law or in equity).
     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s certificate of formation, operating agreement or any Contractual Obligation of the Seller, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.
     (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any Governmental Authority (i) asserting the legality, invalidity or enforceability of this Agreement or any other Transaction Document to which the Seller is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Seller is a party or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.
     (g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller of this Agreement and any other Transaction Document to which the Seller is a party have been obtained.
     (h) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by Seller.
     (i) Solvency. The Seller is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under this Agreement and any other Transaction Document to which the Seller is a party do not and will not render the Seller not Solvent.
     (j) Selection Procedures. No procedures believed by the Seller to be adverse to the interests of the Buyers were utilized by the Seller in identifying and/or selecting the Assets included in the Purchased Collateral. In addition, each Asset shall have been underwritten in accordance with and satisfy the standards of any Credit and Collection Policy that has been established by the Seller and is then in effect.
     (k) Taxes. The Seller has filed or caused to be filed all tax returns that are required to be filed by it. The Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its properties (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Seller), and no tax lien has been filed and, to the Seller’s knowledge, no claim is being asserted by an applicable Governmental Authority, with respect to any such Tax, fee or other charge.
     (l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Purchased Collateral) will violate or result in a violation of Section 7 of the Securities Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Seller does not own or intend to carry or purchase, and no proceeds from the sale of the Purchased Collateral will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.
     (m) [Reserved].
     (n) Security Interest.
     (i) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Purchased Collateral in favor of the Buyer and the Administrative Agent as assignee on behalf of the Secured Parties, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Seller;
     (ii) each of the Assets, along with the related Asset Files, constitutes a “general intangible,” an “instrument,” an “account,” or “chattel paper,” within the meaning of Article 9 of the UCC of all applicable jurisdictions;
     (iii) the Seller owns and has good and marketable title to the Purchased Collateral free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;
     (iv) the Seller has received all consents and approvals required by the terms of any Asset to the sale and granting of a security interest in the Assets hereunder to the Buyer and the Administrative Agent as assignee on behalf of the Secured Parties;
     (v) the Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Purchased Collateral granted hereunder to the Buyer and the Administrative Agent as assignee on behalf of the Secured Parties;
     (vi) other than the security interest granted to the Buyer and the Administrative Agent as assignee on behalf of the Secured Parties, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Purchased Collateral. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Purchased Collateral other than any financing statement (A) relating to the security interest granted to the Purchasers under the Sale and Servicing Agreement, or (B) that has been terminated. The Seller is not aware of the filing of any judgment or tax lien filings against the Seller;

     (vii) all original executed copies of each underlying promissory note or copies of each Loan Register, as applicable, that constitute or evidence each Asset has been, or subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian;
     (viii) the Seller has received a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding the underlying promissory notes (if any) and the copies of the Loan Registers that constitute or evidence the Assets solely on behalf of and for the benefit of the Secured Parties;
     (ix) none of the underlying promissory notes or Loan Registers, as applicable, that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent, on behalf of the Secured Parties;
     (x) none of the Collateral has been pledged or otherwise made subject to a Lien; and
     (xi) with respect to (1) any Asset comprising “financial assets” within the meaning of the UCC, such Assets have been delivered to and are being held in a “securities account” within the meaning of the UCC that is maintained in the name of, and under the control and direction of the Collateral Custodian or another institution that for the purposes of the UCC is a “securities intermediary” whose “jurisdiction” with respect to the Collateral is the State of New York, the terms of which account treat the Collateral Custodian as entitled to exercise the rights that comprise any financial assets credited to such account solely on behalf of and for the benefit of the Secured Parties and (2) any Asset comprising certificated securities within the meaning of the UCC, such Assets have been delivered to the Collateral Custodian and indorsed in blank to the Collateral Custodian solely on behalf of and for the benefit of the Secured Parties.
     (o) Reports Accurate. All Monthly Reports (if prepared by the Seller in its capacity as Servicer or otherwise, or to the extent that information contained therein is supplied by the Seller), information, exhibits, schedules, financial statements, documents, books, records or reports furnished or to be furnished by the Seller to the Buyer in connection with this Agreement are true, complete and correct.
     (p) Location of Offices. The principal place of business and chief executive office of the Seller and the office where the Seller keeps all the Records are located at the address of the Seller referred to in Section 9.2 hereof (or at such other locations as to which the notice and other requirements specified in Section 5.2(f) shall have been satisfied).
     (q) Lock–Boxes. The names and addresses of all the Lock–Box Banks, together with the account numbers of the Lock–Box Accounts of the Seller at such Lock–Box Banks and the names, addresses and account numbers of all accounts to which Collections on the Purchased Collateral outstanding before the initial Purchase hereunder have been sent, are specified in Schedule III (which shall be deemed to be amended in respect of terminating or adding any Lock–Box Account or Lock–Box Bank upon satisfaction of the notice and other requirements specified in Section 5.2(j)). The Seller has not granted any Person other than the Buyer and Collateral Custodian an interest in any Lock–Box Account at a future time or upon the occurrence of a future event.
     (r) Tradenames. The Seller has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.
     (s) Sale Agreement. This Agreement is the only agreement or arrangement pursuant to which the Seller sells the Purchased Collateral that is the subject of this Agreement.
     (t) Value Given. The Buyer has given reasonably equivalent value to the Seller in consideration for the transfer to the Buyer of the Purchased Collateral, no such transfer shall have been made for or on account of an antecedent debt owed by the Seller to the Buyer, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
     (u) Accounting. The Seller accounts for the transfers from it to the Buyer of interests in Purchased Collateral as financings of such Purchased Collateral for consolidated accounting purposes (with a notation that it is treating the transfers as a sale for legal and all other purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein).
     (v) Special Purpose Entity. The Buyer is an entity with assets and liabilities separate and distinct from those of the Seller and any Affiliates thereof, and the Seller hereby acknowledges that the Administrative Agent, each Purchaser Agent, the Purchasers and the other Secured Parties are entering into the transactions contemplated by the Sale and Servicing Agreement in reliance upon the Buyer’s identity as a separate legal entity separate from the Seller and from each Affiliate of the Seller. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps, including, without limitation, all steps that the Administrative Agent, each Purchaser Agent, any Purchaser, or any other Secured Party may from time to time reasonably request, to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and any Affiliate thereof and not just a division of the Seller or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Seller shall take all reasonable steps to ensure that the Buyer has not and will not take, refrain from taking, or fail to take (as applicable) any action described in Section 4.1(u) of the Sale and Servicing Agreement.
     (w) Confirmation from the Seller. The Seller has provided written confirmation to the Buyer that the Seller will not cause the Buyer to file a voluntary petition under the Bankruptcy Code or Insolvency Laws. Each of the Buyer and the Seller is aware that in light of the circumstances described in the preceding sentence and other relevant facts, the filing of a voluntary petition under the Bankruptcy Code for the purpose of making any Purchased Collateral or any other assets of the Buyer available to satisfy claims of the creditors of the Seller would not result in making such assets available to satisfy such creditors under the Bankruptcy Code.

     (x) Investment Company Act. The Seller is not, and is not controlled by, an “investment company” within the meaning of, or is exempt from the provisions of, the Investment Company Act of 1940, as amended.
     (y) ERISA. The present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA, maintained by the Seller, or in which employees of the Seller are entitled to participate, as from time to time in effect (herein called the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the last annual valuation date). No prohibited transactions, accumulated funding deficiencies, withdrawals or reportable events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Seller to any material tax, penalty or other liability. No notice of intent to terminate a Pension Plan has been billed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan.
     (z) Compliance with Law. The Seller has complied in all respects with all Applicable Laws to which it may be subject, and no Purchased Collateral contravenes any Applicable Laws (including, without limitation, all applicable predatory and abusive lending laws and all laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy).
     (aa) Credit and Collection Policy. The Seller has complied in all material respects with the Credit and Collection Policy with respect to all of the Purchased Collateral.
     (bb) Collections. The Seller acknowledges that all Collections received by it or its Affiliates with respect to the Purchased Collateral sold hereunder are held and shall be held in trust for the benefit of the Buyer (or its assignees) until deposited into the Lock–Box Account as required by the Sale and Servicing Agreement.
     (cc) Set–Off, etc. Other than B-Note Loans and Mezzanine Loans, no Purchased Collateral has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by the Seller or the Obligor thereof, and no Purchased Collateral is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Purchased Collateral or otherwise, by the Seller or the Obligor with respect thereto, except for amendments to such Purchased Collateral otherwise permitted under the Transaction Documents and in accordance with the Credit and Collection Policy.
     (dd) Full Payment. The Seller has no knowledge of any fact which should lead it to expect that any Purchased Collateral will not be paid in full.

     (ee) Accuracy of Representations and Warranties. Each representation or warranty by the Seller contained herein or in any certificate or other document furnished by the Seller pursuant hereto or in connection herewith is true and correct in all material respects.
     (ff) Representations and Warranties for Benefit of Buyer’s Assignees. Each of the representations and warranties of the Seller contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date is true and correct in all material respects on the date it was made, and the Seller hereby makes each such representation and warranty to, and for the benefit of the Administrative Agent, each Purchaser Agent, the Purchasers and the other Secured Parties as if the same were set forth in full herein.
     (gg) Ownership of Buyer. The Seller owns, directly or indirectly, 100% of the membership interests of the Buyer, free and clear of any Lien. Such membership interests are validly issued, fully paid and non–assessable, and there are no options, warrants or other rights to acquire membership interests of the Buyer.
     (hh) Participation, Acquired and Assigned Loans. The participations created with respect to the Participation Loans and the sale to the Buyer with respect to the Acquired and Assigned Loans do not violate any provisions of the underlying Required Asset Documents and such documents do not contain any express or implied prohibitions on participations or sales of such Loans.
     (ii) Environmental.
     (i) Each item of the Related Property is in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to such Related Property and there are no conditions relating to such Related Property that could give rise to liability under any applicable Environmental Laws.
     (ii) None of the Related Property contains, or has previously contained, any Materials of Environmental Concern at, on or under the Related Property in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.
     (iii) The Seller has not received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Related Property, nor does Seller have knowledge or reason to believe that any such notice will be received or is being threatened.
     (iv) Materials of Environmental Concern have not been transported or disposed of from the Related Property, or generated, treated, stored or disposed of at, on or under any of the Related Property or any other location, in each case by or on behalf of the Seller in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

     (v) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of the Seller, threatened, under any Environmental Law to which any of the Seller is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to the Seller or the Related Property.
     (vi) There has been no release or threat of release of Materials of Environmental Concern at or from any of the Related Property, or arising from or related to the operations (including, without limitation, disposal) of the Seller in connection with the Related Property in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.
     (jj) USA PATRIOT Act. Neither the Seller nor any Affiliate of the Seller is (i) a country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list, (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns.
     (kk) Material Adverse Effect. The Seller represents and warrants that (i) since March 31, 2006 and (ii) as of the most recent Purchase Date there has been no Material Adverse Effect.
     It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the sale and assignment or contribution of the Purchased Collateral to the Buyer and (y) any subsequent transfer of the Purchased Collateral by the Buyer (including its grant of a first priority perfected security interest in, to and under the Purchased Collateral pursuant to the Sale and Servicing Agreement). Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Purchaser Agent immediately upon obtaining knowledge of such breach.
     Section 4.2. Representations and Warranties of the Seller Relating to the Agreement and the Purchased Collateral.
     The Seller hereby represents and warrants to the Buyer, (i) with respect to clauses (a) through (c) below, as of the Closing Date and as of each Purchase Date and (ii) with respect to clause (d) below, since March 31, 2006 and as of the most recent Purchase Date:
     (a) Binding Obligation, Valid Transfer and Security Interest.
     (i) This Agreement and each other Transaction Document to which the Seller is a party each constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
     (ii) This Agreement constitutes a valid transfer to the Buyer of all right, title and interest of the Seller in, to and under all Purchased Collateral, free and clear of any Lien of any Person claiming through or under the Seller or its Affiliates, except for Permitted Liens. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement constitutes a grant of a security interest in all Purchased Collateral to the Buyer which upon the delivery of the Required Asset Documents to the Collateral Custodian and the filing of the financing statements described in Section 4.1(n) and, in the case of Additional Assets on the applicable Purchase Date, shall be a first priority perfected security interest in all Purchased Collateral, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under Seller shall have any claim to or interest in the Collection Account or the Excess Spread Account and, if this Agreement constitutes the grant of a security interest in such property, except for the interest of Seller in such property as a debtor for purposes of the UCC.
     (b) Eligibility of Purchased Collateral. As of the Closing Date and each Purchase Date, (i) the Schedule I (the Purchased Collateral List) is an accurate and complete listing in all material respects of all the Purchased Collateral as of the Cut–Off Date and the information contained therein with respect to the identity of such Purchased Collateral and the amounts owing thereunder is true and correct in all material respects as of the related Cut–Off Date, (ii) each item of Purchased Collateral included in the Borrowing Base is an Eligible Asset as of such date, (iii) each item of Purchased Collateral is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws, (iv) with respect to each item of Purchased Collateral, all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority required to be obtained, effected or given by the Seller in connection with the transfer of an ownership interest in item of Purchased Collateral to the Buyer have been duly obtained, effected or given and are in full force and effect, and (v) the representations and warranties set forth in Section 4.2(a) are true and correct with respect to each item of Purchased Collateral.
     (c) No Fraud. Each Asset was originated without any fraud or material representation by the Originator or, to the best of the Seller’s knowledge, on the part of the Obligor.
     (d) Material Adverse Effect. There has been no Material Adverse Effect.
     It is understood and agreed that the representations and warranties provided in this Section 4.2 shall survive (x) the sale and assignment or contribution of the Purchased Collateral to the Buyer, (y) any subsequent transfer of the Purchased Collateral by the Buyer (including its grant of a perfected security interest in, to and under the Purchased Collateral pursuant to the Sale and Servicing Agreement which, shall be of first priority security interest) and (z) the termination of this Agreement and the Sale and Servicing Agreement. Upon discovery by the Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Purchaser Agent immediately upon obtaining knowledge of such breach.
     Section 4.3. Representations and Warranties of the Buyer.
     The Buyer hereby represents and warrants to the Seller, as of the Closing Date and each Purchase Date, that:
     (a) Organization and Good Standing. The Buyer has been duly organized, and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has, all necessary power, authority and legal right to acquire and own the Purchased Collateral.
     (b) Due Qualification. The Buyer is duly qualified to do business and is in good standing as a limited liability company, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals.
     (c) Power and Authority; Due Authorization; Execution and Delivery. The Buyer (i) has all necessary power, authority and legal right to (a) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary company action the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the purchase of the Purchased Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Buyer is a party have been duly executed and delivered by the Buyer.
     (d) Binding Obligation. This Agreement and each other Transaction Document to which the Buyer is a party constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).
     (e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Buyer’s certificate of formation, operating agreement or any Contractual Obligation of the Buyer, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Buyer’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law.
     (f) No Proceedings. There is no litigation, proceedings or investigations pending or, to the best knowledge of the Buyer, threatened against the Buyer, before any Governmental Authority (i) asserting the legality, invalidity or enforceability of this Agreement or any other

Transaction Document to which the Buyer is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Buyer is a party or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.
     (g) All Consents Required. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Buyer of this Agreement and any other Transaction Document to which the Buyer is a party have been obtained.
     (h) Material Adverse Effect. The Buyer represents and warrants that (i) since March 31, 2006 there has been no Material Adverse Effect.
ARTICLE V.
COVENANTS
     Section 5.1. Affirmative Covenants of the Seller.
     From the date hereof until the Collection Date:
     (a) Compliance with Laws. The Seller will comply in all material respects with all Applicable Laws, including those with respect to the Purchased Collateral or any part thereof.
     (b) Preservation of Corporate Existence. The Seller will preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a foreign limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
     (c) Performance and Compliance with Assets. The Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Purchased Collateral and all other agreements related to such Purchased Collateral.
     (d) Keeping of Records and Books of Account. The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Purchased Collateral.
     (e) Buyer’s Assets. With respect to the Purchased Collateral sold to the Buyer, the Seller will (i) sell such Purchased Collateral pursuant to and in accordance with the terms of this Agreement, (ii) (at the Seller’s expense) take all action necessary to perfect, protect and more fully evidence the Buyer’s or its assignee’s ownership or security interest in such Purchased Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) filing and maintaining (at the Seller’s expense), effective financing statements against the Seller in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) permit the Buyer, the Administrative Agent and each Purchaser Agent or their respective agents or representatives to visit the offices of the Seller during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Purchased Collateral and discuss matters related thereto with any of the officers or employees of the Seller having knowledge of such matters, and (iv) take all additional action that the Buyer, the Administrative Agent and each Purchaser Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Purchased Collateral.
     (f) Delivery of Collections. The Seller will cause (1) all proceeds from all Lock–Boxes to be directly deposited by a Lock–Box Bank into a Lock–Box Account and (2) each Lock–Box and Lock–Box Account to be subject at all times to a Lock–Box Agreement that is in full force and effect. In the event any payments relating to any Purchased Collateral are remitted directly to the Seller or any Affiliate of the Seller, the Seller will remit (or will cause all such payments to be remitted) directly to a Lock–Box Bank and deposited into a Lock–Box Account within two Business Days following receipt thereof, and, at all times prior to such remittance, the Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Buyer, the Administrative Agent, each Purchaser Agent and the Purchasers. The Seller will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock–Box and Lock–Box Account and shall not grant the right to take dominion and control of any Lock–Box or Lock–Box Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent and each Purchaser Agent as contemplated by the Sale and Servicing Agreement. Until so deposited, all such Collections shall be held in trust for the Buyer or its assignees by the Seller.
     (g) Credit and Collection Policy. The Seller will (a) comply in all material respects with the Credit and Collection Policy in regard to the Purchased Collateral, and (b) furnish to the Buyer, the Administrative Agent and each Purchaser Agent, prior to its effective date, prompt notice of any material changes in the Credit and Collection Policy, which change would impair the collectibility of the Purchased Collateral or otherwise adversely affect the interests or remedies of the Buyer, the Administrative Agent, each Purchaser Agent or the Secured Parties under this Agreement or any Transaction Document. The Seller will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior consent of the Buyer, the Administrative Agent and each Purchaser Agent.
     (h) Termination Events. The Seller will provide the Buyer, the Administrative Agent and each Purchaser Agent with immediate written notice of the occurrence of each Termination Event and each Unmatured Termination Event of which the Seller has knowledge or has received notice. In addition, no later than two Business Days following the Seller’s knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event, the Seller will provide to the Buyer, the Administrative Agent and each Purchaser Agent a written statement of the chief financial officer or chief accounting officer of Seller setting forth the details of such event and the action that the Seller proposes to take with respect thereto.

     (i) Taxes. The Seller will file and pay any and all Taxes required to meet the obligations of the Transaction Documents.
     (j) Obligor Notification Forms. The Seller shall furnish the Buyer, the Administrative Agent or any Purchaser Agent with an appropriate power of attorney to send (at the Buyer’s, the Administrative Agent’s or any Purchaser Agent’s discretion after the occurrence of a Termination Event or an Unmatured Termination Event) Obligor notification forms to give notice to the Obligors of the Secured Parties’ interest in the Purchased Collateral and the obligation to make payments as directed by the Buyer, the Administrative Agent or any Purchaser Agent.
     (k) Adverse Claims. The Seller will not create, or participate in the creation of, or permit to exist, any Liens in relation to each Lock–Box Account other than as disclosed to the Buyer, the Administrative Agent and each Purchaser Agent and existing as of the date of this Agreement.
     (l) Notices. The Seller will furnish to the Buyer, the Administrative Agent and each Purchaser Agent:
     (i) Income Tax Liability. Within ten Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the Internal Revenue Service or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of any Affiliated group (within the meaning of Section 1504(a)(l) of the Internal Revenue Code of 1986 (as amended from time to time)) which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof;
     (ii) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters that are received by the Seller or by its accountants;
     (iii) Representations. Forthwith upon receiving knowledge of same, the Seller shall notify the Buyer, the Administrative Agent and each Purchaser Agent if any representation or warranty set forth in Section 4.1 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Buyer, the Administrative Agent and each Purchaser Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Seller shall notify the Buyer, the Administrative Agent and each Purchaser Agent in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of the Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made;
     (iv) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to the Seller (or any ERISA Affiliate thereof), a copy of such notice;

     (v) Proceedings. As soon as possible and in any event within three Business Days after any executive officer of the Seller receives notice or obtains knowledge thereof, of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Purchased Collateral, the Transaction Documents, the Buyer’s or the Secured Parties’ interest in the Purchased Collateral, or the Seller, or any other Subsidiary of CapitalSource Inc.; and
     (vi) Notice of Material Events. Promptly upon becoming aware thereof, notice of any other event or circumstances that, in the reasonable judgment of the Seller, is likely to have a Material Adverse Effect.
     (m) Other. The Seller will furnish to the Buyer, the Administrative Agent and each Purchaser Agent promptly, from time to time, such other information, documents, records or reports respecting the Purchased Collateral or the condition or operations, financial or otherwise, of Seller as the Buyer, the Administrative Agent and each Purchaser Agent may from time to time reasonably request in order to protect the interests of the Buyer, the Administrative Agent, each Purchaser Agent and the Secured Parties under or as contemplated by this Agreement and the Sale and Servicing Agreement.
     (n) Separate Identity. The Seller acknowledges that the Administrative Agent, each Purchaser Agent, the Purchasers and the other Secured Parties are entering into the transactions contemplated by the Sale and Servicing Agreement in reliance upon the Buyer’s identity as a legal entity that is separate from the Seller and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, the Seller will take all reasonable steps including, without limitation, all steps that the Administrative Agent, each Purchaser Agent, the Purchasers and the other Secured Parties may from time to time reasonably request to maintain the Buyer’s identity as a separate legal entity and to make it manifest to third parties that the Buyer is an entity with assets and liabilities distinct from those of the Seller and any Affiliates thereof and not just a division of the Seller or any such Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller agrees that:
     (i) the Seller will take all other actions necessary on its part to ensure that the Buyer is at all times in compliance with Section 4.1(u) of the Sale and Servicing Agreement;
     (ii) the Seller shall maintain corporate records and books of account separate from those of the Buyer;
     (iii) the annual financial statements of the Seller shall disclose the effects of the Seller’s transactions in accordance with GAAP and the annual financial statements of the Seller shall not reflect in any way that the assets of the Buyer, including, without limitation, the Purchased Collateral, could be available to pay creditors of the Seller or any other Affiliate of the Seller;

     (iv) the resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by the Seller as official records;
     (v) the Seller shall maintain an arm’s–length relationship with the Buyer and will not hold itself out as being liable for the debts of the Buyer;
     (vi) the Seller shall keep its assets and its liabilities wholly separate from those of the Buyer;
     (vii) the Seller will avoid the appearance, and promptly correct any known misperception of any of the Seller’s creditors, that the assets of the Buyer are available to pay the obligations and debts of the Seller; and
     (viii) to the extent that the Seller services the Assets and performs other services on the Buyer’s behalf, the Seller will clearly identify itself as an agent for the Buyer in the performance of such duties; provided, however, that the Seller will not be required to so identify itself when communicating with the Obligors.
     (o) Cooperation with Requests for Information or Documents. The Seller will cooperate fully with all reasonable requests of the Buyer regarding the provision of any information or documents, necessary or desirable, including the provision of such information or documents in electronic or machine–readable format, to allow each of the Buyer and its assignees to carry out their responsibilities under the Transaction Documents.
     (p) Payment Performance and Discharge of Obligations. The Seller will pay, perform and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, the non–payment, performance or discharge of which would reasonably be expected to have a Material Adverse Effect, unless and only to the extent that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Seller and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.
     (q) Copies of Other Information. The Seller will deliver to the Buyer, the Administrative Agent and each Purchaser Agent:
     (i) promptly, but in any event within ten Business Days after the filing thereof, a copy of (a) each report or other filing made by the Seller or any other Subsidiary of CapitalSource Inc. with the Securities and Exchange Commission (the “SEC”) and required by the SEC to be delivered to the shareholders of the Seller or any of its Affiliates, and (b) each report and final registration statement of the Seller or any other Subsidiary of CapitalSource Inc. filed with the SEC; and
     (ii) promptly, from time to time, such other information, documents, records or reports respecting the Purchased Collateral or the conditions or operations, financial or otherwise, of the Seller (including, without limitation, reports and notices relating to the

Seller’s actions under and compliance with ERISA and the Investment Company Act of 1940, as amended) as the Buyer, the Administrative Agent or any Purchaser Agent may from time to time request in order to perform their obligations hereunder or under any other Transaction Document or to protect the interests of the Buyer under or as contemplated by this Agreement and the other Transaction Documents.
     (r) Required Equity Contribution. The Seller shall maintain in the Buyer the Required Equity Contribution.
     Section 5.2. Negative Covenants of Seller.
     From the date hereof until the Collection Date:
     (a) Purchased Collateral Not to be Evidenced by Instruments. The Seller will take no action to cause any Purchased Collateral that is not, as of the Closing Date or the related Addition Date, as the case may be, evidenced by an instrument, to be so evidenced except in connection with the enforcement or collection of such Purchased Collateral.
     (b) Security Interests. Except as otherwise permitted herein and in respect of any Optional Sale, Discretionary Sale and Permitted Securitization Transaction, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Purchased Collateral, whether now existing or hereafter transferred hereunder, or any interest, therein, and the Seller will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Seller will promptly notify the Buyer, the Administrative Agent and each Purchaser Agent of the existence of any Lien on any Purchased Collateral and the Seller shall defend the right, title and interest of the Buyer, the Administrative Agent and each Purchaser Agent in, to and under the Purchased Collateral against all claims of third parties; provided however that nothing in this Section 5.2(b) shall prevent or be deemed to prohibit the Seller from suffering to exist Permitted Liens upon any of the Purchased Collateral.
     (c) Mergers, Acquisitions, Sales, etc. The Seller will not be a party to any merger or consolidation, or purchase or otherwise acquire any of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, convey or lease any of its assets, or sell or assign with or without recourse any Purchased Collateral or any interest therein (other than pursuant hereto or to the Sale and Servicing Agreement).
     (d) Deposits to Special Accounts. Except as otherwise provided in the Lock–Box Agreement, the Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock–Box Account cash or cash proceeds other than Collections in respect of Purchased Collateral.
     (e) Restricted Payments. The Seller shall not make any Restricted Junior Payment, except that, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing or would result therefrom, the Seller may declare and make distributions to its members on their membership interests.
     (f) Change of Name or Location of Loan Files. The Seller shall not (x) change its name, move the location of its principal place of business and chief executive office, or change the offices where it keeps the records from the location referred to in Section 10.2 or (y) move, or consent to the Collateral Custodian or Servicer moving, the Required Asset Documents and Asset Files from the location thereof on the Closing Date, unless the Seller has given at least 30 days’ written notice to the Buyer, the Administrative Agent and each Purchaser Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Buyer, the Administrative Agent and each Purchaser Agent in the Purchased Collateral.
     (g) Accounting of Purchases. Other than for federal, state and local income tax purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Purchased Collateral by the Seller to the Buyer. Other than for consolidated tax and accounting purposes, the Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated by this Agreement in any manner other than as a sale of the Purchased Collateral by the Seller to the Buyer.
     (h) ERISA Matters. The Seller will not (a) engage or permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any accumulated funding deficiency, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan, (c) fail to make any payments to a Multiemployer Plan that the Seller or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Benefit Plan so as to result in any liability, or (e) permit to exist any occurrence of any reportable event described in Title IV of ERISA.
     (i) Organizational Documents. The Seller will not amend, modify, waive or terminate any provision of its certificate of formation or operating agreement without the prior written consent of the Buyer, the Administrative Agent and each Purchaser Agent.
     (j) Changes in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Lock–Box Bank or any Lock–Box Account from those listed in Schedule II or make any change, or permit the Servicer to make any change, in its instructions to Obligors regarding payments to be made to Seller or Servicer or payments to be made to any Lock–Box Bank, unless the Buyer, the Administrative Agent and each Purchaser Agent have consented to such addition, termination or change (which consent shall not be unreasonably withheld) and has received duly executed copies of Lock–Box Agreements with each new Lock–Box Bank or with respect to each new Lock–Box Account, as the case may be.
     (k) Extension or Amendment of Assets. The Seller will not, except as otherwise permitted herein or in the other Transaction Documents, extend, amend or otherwise modify, or permit the Servicer to extend, amend or otherwise modify, the terms of any Purchased Collateral (including the Related Security).
     (l) Credit and Collection Policy. The Seller will not materially amend, modify, restate or replace, in whole or in part, the Credit and Collection Policy which amendment, modification, restatement or replacement would impair the collectibility of any of the Purchased

Collateral or otherwise adversely affect the interests or remedies of the Buyer, the Administrative Agent, each Purchaser Agent or the Secured Parties under this Agreement or any Transaction Document without the prior written consent of the Buyer, the Administrative Agent and each Purchaser Agent (which consent will not be unreasonably withheld).
ARTICLE VI.
REPURCHASE OBLIGATION
     Section 6.1. Retransfer of Purchased Collateral.
     If on any day an Asset is a Warranty Asset, no later than the earlier of knowledge by the Seller that such Loan is a Warranty Asset or receipt by the Seller from the Buyer of written notice thereof, the Seller shall within two Business Days either: (a) make a deposit to the Collection Account (for application pursuant to Sections 2.9 or 2.10, as applicable, of the Sale and Servicing Agreement) in immediately available funds in an amount equal to the sum of (i) the amount which, if deposited to the Collection Account on such date, would cause the Availability as of such date (after giving effect to such Warranty Asset) to be greater than or equal to zero, (ii) any outstanding Servicer Advances thereon, (iii) any accrued and unpaid interest, (iv) all Hedge Breakage Costs owed to the relevant Hedge Counterparty for any termination of one or more Hedge Transactions, in whole or in part, as required by the terms of any Hedging Agreement and (v) in the case of a Loan, any costs and damages incurred in connection with any violation by such Loan of any predatory- or abusive-lending law; or (b) subject to the satisfaction of the conditions in Section 6.2, substitute for such Warranty Asset, a Substitute Asset. In either of the foregoing instances, the Seller may (in its discretion) accept retransfer of each such Warranty Asset and any Related Security. Upon confirmation of the deposit of such Retransfer Price into the Collection Account or the delivery by the Seller of a Substitute Asset (the “Retransfer Date”) for each Warranty Asset the Buyer shall (if and when the Seller elects to accept the retransfer of such Warranty Asset) automatically and without further action be deemed to transfer, assign and set–over to the Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in, to and under such Warranty Asset and all future monies due or to become due with respect thereto, the Related Security, all Proceeds of such Warranty Asset and Recoveries and Insurance Proceeds relating thereto, all rights to security for any such Warranty Asset and all Proceeds and products of the foregoing. The Buyer shall (if and when the Seller elects to accept the retransfer of such Warranty Asset), at the sole expense of the Seller, execute such documents and instruments of transfer as may be prepared by the Seller and take other such actions as shall reasonably be requested by the Seller to effect the transfer of such Warranty Asset pursuant to this Section 6.1.
     Section 6.2. Substitution of Assets.
     On any day prior to the occurrence of a Termination Event (and after the Termination Date at the discretion of the Buyer), the Seller may, subject to the conditions set forth in this Section 6.2 and subject to the other restrictions contained herein, replace any Asset other than the Tandem Asset with one or more Eligible Assets (each, a “Substitute Asset”); provided that no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution:

     (a) the Seller has recommended to the Buyer (with a copy to the Collateral Custodian) in writing that the Asset to be replaced should be replaced (each, a “Replaced Asset”);
     (b) each Substitute Asset is an Eligible Asset on the date of substitution;
     (c) after giving effect to any such substitution, the Adjusted Advances Outstanding do not exceed the lesser of (i) the Adjusted Facility Amount and (ii) the Adjusted Maximum Availability;
     (d) for purposes only of substitutions pursuant to Section 4.7 undertaken because an Asset has become a Warranty Asset, the aggregate Outstanding Asset Balance of such Substitute Assets shall be equal to or greater than the aggregate Outstanding Asset Balance of the Replaced Asset;
     (e) for purposes only of substitutions pursuant to Section 4.7 undertaken because an Asset has become a Warranty Asset, such Substitute Assets, at the time of substitution by the Seller, shall have no greater weighted average life than the Replaced Assets;
     (f) all representations and warranties of the Seller contained in Sections 4.1 and 4.2 shall be true and correct as of the date of substitution of any such Substitute Asset;
     (g) the substitution of any Substitute Asset does not cause a Termination Event or Unmatured Termination Event to occur;
     (h) the sum of the Outstanding Asset Balance of all Substitute Assets does not exceed 20% of the Adjusted Facility Amount, calculated on an annualized basis commencing on the Closing Date;
     (i) the sum of the Outstanding Asset Balance of all Substitute Assets substituted for Delinquent Assets, Charged–Off Asset and Warranty Assets does not exceed 10% of the Adjusted Facility Amount, calculated on an annualized basis commencing on the Closing Date;
     (j) the Seller shall deliver to the Buyer on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date; and
     (k) each Asset that is replaced pursuant to the terms of this Section 6.2 shall be substituted only with another Asset that meets the foregoing conditions.
     In addition, the Seller shall in connection with such substitution deliver to the Collateral Custodian the related Required Asset Documents. In connection with any such substitution, the Buyer shall, automatically and without further action, be deemed to transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Buyer in, to and under such Replaced Asset, and the Buyer shall be deemed to represent and warrant that it has the company authority and has taken all necessary company action to accomplish such transfer, but without any other representation and warranty, express or implied.

     Section 6.3. Deemed Collections.
     If on any day (i) the Buyer does not own or alternatively have a valid and perfected first priority security interest in each item of Purchased Collateral or (ii) any Loan which has been represented by the Seller to be an Eligible Asset is later determined not to have been an Eligible Asset as of the related Cut-Off Date, upon the earlier of the Seller’s receipt of notice from the Buyer or the Seller becoming aware thereof and the Seller’s failure to cure such breach within 30 days, the Seller shall be deemed to have received on such day a collection (a “Deemed Collection”) of such Asset in full and shall on such day pay to the Buyer an amount equal to the Outstanding Asset Balance of such Asset. In connection with any such Deemed Collection, the Buyer shall automatically and without further action, be deemed to transfer to the Seller, free and clear of any Lien created pursuant to this Agreement, all of the right, title and interest of the Buyer in, to, and under the Asset with respect to which the Buyer has received such Deemed Collection, but without any representation and warranty of any kind, express or implied.
ARTICLE VII.
ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE PURCHASED COLLATERAL
     Section 7.1. Rights of the Buyer.
     (a) The Seller hereby authorizes the Buyer, the Administrative Agent and each Purchaser Agent and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of Seller that the Buyer, the Administrative Agent and each Purchaser Agent and/or their respective designees or assignees determine are reasonably necessary or appropriate to collect all amounts due under any and all Purchased Collateral and enforcing or protecting their rights under this Agreement, including endorsing the name of Seller on checks and other instruments representing Collections and enforcing such Purchased Collateral.
     (b) Except as set forth in Sections 6.1, 6.2 and 6.3 with respect the retransfer, substitution or the deemed collection of certain Assets, the Buyer shall have no obligation to account for, replace, substitute or return any Purchased Collateral to Seller. The Buyer shall have no obligation to account for or to return Collections, or any interest or other finance charge collected pursuant thereto, to Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for such Purchased Collateral.
     (c) The Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Purchased Collateral and all of the Buyer’s right, title and interest in, to and under this Agreement, on whatever terms the Buyer shall determine, pursuant to Sale and Servicing Agreement or otherwise.
     (d) The Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Purchased Collateral and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

     Section 7.2. Responsibilities of Seller.
     Notwithstanding anything to the contrary contained herein:
     (a) Seller agrees to deliver directly to the Administrative Agent and each Purchaser Agent (for the Buyer’s account), within two Business Days after receipt thereof, any Collections that it receives, in the form so received, and agrees that all such Collections shall be deemed to be received in trust for the Buyer and shall be maintained and segregated separate and apart from all other funds and moneys of Seller until delivery of such Collections to the Collection Account.
     (b) Seller shall perform all of its obligations hereunder and under the Purchased Collateral to the same extent as if such Purchased Collateral had not been sold hereunder, and the exercise by the Buyer or its designee or assignee of the Buyer’s rights hereunder or in connection herewith shall not relieve Seller from any of its obligations under the Purchased Collateral.
     Section 7.3. Rights With Respect to Loan Files.
     At any time when a Servicer other than CSE Mortgage LLC has been designated pursuant to Section 6.16 of the Sale and Servicing Agreement, the Seller shall, at the Buyer’s, the Administrative Agent’s or any Purchaser Agent’s request, assemble all of the Asset Files which evidence the Purchased Collateral originated by the Seller, or which are otherwise necessary or desirable to collect such Purchased Collateral, and make the same available to the Buyer, the Administrative Agent or any Purchaser Agent at a place selected by the Administrative Agent or any Purchaser Agent or their designee.
     Section 7.4. Notice to Administrative Agent and each Purchaser Agent.
     Seller agrees that, concurrently with its delivery to the Buyer, copies of all notices, reports, documents and other information shall be delivered by the Seller to the Administrative Agent and each Purchaser Agent.
ARTICLE VIII.
TERM AND TERMINATION
     Section 8.1. Purchase Termination Events.
     If any of the following events (each a “Purchase Termination Event”) shall have occurred and be continuing:
     (a) the Seller shall fail (i) to pay any amount due pursuant to Sections 6.1 or 6.3 in accordance with the provisions thereof and such failure shall continue unremedied for a period of five Business Days from the earlier of (A) the date any Responsible Officer of the Seller obtains knowledge of such failure and (B) the date the Seller receives notice of such failure from the Buyer, the Servicer, the Administrative Agent or any Purchaser Agent or (ii) to pay any other amount required to be paid by the Seller hereunder within two Business Days of the date when due; or

     (b) the Seller shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (i) of this Section 8.1); provided that no such failure shall constitute a Purchase Termination Event under this paragraph (ii) unless such failure shall continue unremedied for a period of 30 consecutive days from the date the Seller receives notice of such failure from the Buyer, the Servicer, the Administrative Agent or any Purchaser Agent; or
     (c) any representation, warranty, certification or statement made or deemed made by the Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect when made or deemed made, provided that a Purchase Termination Event shall not be deemed to have occurred under this paragraph (iii) based upon a breach of any representation or warranty set forth in Sections 6.1 or 6.3 if the Seller shall have complied with the provisions of Sections 6.1 or 6.3, as applicable, in respect thereof; or
     (d) (A) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Seller in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (the Bankruptcy Code and all other such applicable laws being collectively, “Applicable Insolvency Laws”), which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law no now or hereafter in effect and shall not be stayed; (B) (I) any involuntary case is commenced against the Seller under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Seller, or over all or a substantial part of the property of the Seller, shall have been entered, an interim receiver, trustee or other custodian of the Seller for all or a substantial part of the property of the Seller is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Seller, and (II) any event referred to in clause (B)(I) above continues for 60 days unless dismissed, bonded or disclosed; (C) the Seller shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (D) the making by the Seller of any general assignment for the benefit of creditors; (E) the inability or failure of the Seller generally to pay its debts as such debts become due; or (F) the Board of Directors of the Seller authorizes action to approve any of the foregoing; or
     (e) there shall have occurred (A) a Termination Event set forth in Section 10.1 of the Sale and Servicing Agreement or (B) the Amortization Period shall have commenced and be continuing; or
     (f) the Seller has been terminated as Servicer following a Servicer Termination Event with respect to such Seller under Section 6.15 of the Sale and Servicing Agreement; or

     (g) a notice of Lien shall have been filed by the Pension Benefit Guaranty Corporation against the Seller under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Administrative Agent and each Purchaser Agent proof of release of such Lien; or
     (h) any Lien in an amount equal to or greater than $1,000,000 has been asserted against or imposed on, any real or personal property of the Seller pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9607(1), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of the Seller; or
     (i) a Federal tax notice of Lien, in an amount equal to or greater than $1,000,000, shall have been filed against the Seller unless there shall have been delivered to the Administrative Agent and each Purchaser Agent proof of release of such Lien then, (A) in the case of any Purchase Termination Event described in paragraph (iv), (v)(A), (vii), (viii) or (ix) above the obligation of the Buyer to purchase Purchased Collateral from the Seller shall thereupon automatically terminate without further notice of any kind, which is hereby waived by such Seller, (B) in the case of any Purchase Termination Event described in paragraph (v)(B) above, the obligation of the Buyer to purchase Purchased Collateral from the Seller shall thereupon terminate without notice of any kind, which is hereby waived by the Seller unless both the Buyer and the Seller agree in writing that such event shall not trigger an Early Termination hereunder and (C) in the case of any other Purchase Termination Event, so long as such Purchase Termination Event shall be continuing, the Buyer, the Administrative Agent or any Purchaser Agent may terminate its obligation to purchase Purchased Collateral from the Seller by written notice to the Seller (any termination pursuant to clause (A), (B) or (C) of this Article VIII is herein called an “Early Termination”); provided however that in the event of any involuntary petition or proceeding as described in paragraphs (iv)(A) and (iv)(B) above, the Buyer shall not purchase Purchased Collateral from the Seller unless such involuntary petition or proceeding is dismissed, bonded or discharged within 60 days of the filing of such petition or the commencement of such proceeding.
     Section 8.2. Remedies.
     (a) If a Purchase Termination Event has occurred and is continuing, the Buyer (and its assignee) shall have all of the rights and remedies provided to a secured creditor under the UCC of each applicable jurisdiction and other Applicable Laws in respect thereto, which rights shall be cumulative.
     (b) The Seller agrees that, upon the occurrence and during the continuation of a Purchased Termination Event under Section 8.1(iv) or Section 8.1(v)(A) the Buyer, the Administrative Agent or any Purchaser Agent shall have the right to:
     (i) require the Seller to, and the Seller hereby agrees that it will at the Seller’s expense and upon request of the Buyer, the Administrative Agent or any Purchaser Agent

forthwith, assemble all or any part of the Purchased Collateral as directed by the Buyer, the Administrative Agent or any Purchaser Agent and make the same available at a place to be designated by the Buyer, the Administrative Agent or any Purchaser Agent; and
     (ii) without notice except as specified below, sell the Purchased Collateral or any part thereof in one or more parcels at a public or private sale, at any of the Buyer’s, the Administrative Agent’s or any Purchaser Agent’s offices or elsewhere, for cash, or credit or for future delivery, and upon such other terms as the Buyer, the Administrative Agent or any Purchaser Agent may deem commercially reasonable. The Seller agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Seller of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Buyer, the Administrative Agent or any Purchaser Agent shall not be obligated to make any sale of Purchased Collateral regardless of notice of sale having been given. The Buyer, the Administrative Agent or any Purchaser Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     Section 8.3. Survival of Certain Provisions.
     Notwithstanding any provision contained herein to the contrary, the Seller’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided however that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller pursuant to Articles III and IV and the provisions of Sections 6.1, 6.2 and 6.3, the rights and obligations under Article VII, the indemnification provisions of Article IX and the provisions of Sections 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.12, 10.15 and 10.17 shall be continuing and shall survive any termination of this Agreement.
ARTICLE IX.
INDEMNIFICATION
     Section 9.1. Indemnification by the Seller.
     Without limiting any other rights that the Buyer, any assignee of the Buyer or any of such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or other non–monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement or the ownership of an interest in the Purchased Collateral or in respect of any Purchased Collateral excluding, however, (a) Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of the applicable Indemnified Party, and (b) Indemnified Amounts that have the effect of recourse for non–payment of the Purchased Collateral due to credit problems of the Obligors. Without limiting the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
     (i) any representation or warranty made or deemed made by the Seller, or any of its officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;
     (ii) the failure by the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Purchased Collateral or the nonconformity of any Purchased Collateral with any such Applicable Law;
     (iii) the failure to vest and maintain vested in the Buyer, an undivided ownership interest in the Purchased Collateral, together with all Collections, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Purchase or at any time thereafter;
     (iv) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Purchased Collateral, whether at the time of any Purchase or at any subsequent time;
     (v) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Purchased Collateral (including, without limitation, a defense based on the Purchased Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Purchased Collateral or the furnishing or failure to furnish such merchandise or services;
     (vi) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any of the other Transaction Documents to which it is a party or any failure by the Seller or any Affiliate thereof to perform its respective duties under any Purchased Collateral;
     (vii) the failure of any Lock–Box Bank to remit any amounts held in a Lock–Box Account pursuant to the instructions of the Collateral Custodian, the Administrative Agent or any Purchaser Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof, the Sale and Servicing Agreement and of any applicable Lock–Box Agreement) whether by reason of the exercise of set–off rights or otherwise;
     (viii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report;

     (ix) any action taken by the Seller in the enforcement or collection of any Purchased Collateral;
     (x) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Related Property or services that are the subject of any Purchased Collateral;
     (xi) any claim, suit or action of any kind arising out of or in connection with Environmental Laws including any vicarious liability;
     (xii) the failure by Seller to pay when due any Taxes for which the Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Purchased Collateral;
     (xiii) any repayment by the Indemnified Party of any amount previously distributed hereunder or under any Transaction Document to the Seller, in each case which amount the Indemnified Party believes in good faith is required to be repaid;
     (xiv) the commingling of Collections on the Purchased Collateral at any time with other funds of the Seller unless permitted under any Transaction Document;
     (xv) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases by the Seller or the security interest in the Purchased Collateral;
     (xvi) any failure by the Buyer to give reasonably equivalent value to the Seller in consideration for the transfer by the Seller to the Buyer of any item of the Purchased Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;
     (xvii) the failure of the Seller or any of its agents or representatives to remit to the Buyer Collections on the Purchased Collateral remitted to the Seller or any such agent or representative; or
     (xviii) the failure of any of the hedge requirements to be properly performed in connection with the Transaction Documents.
     (b) Any amounts subject to the indemnification provisions of this Section 9.1 shall be paid by the Seller to the Indemnified Party within five Business Days following such Person’s demand therefor.
     (c) If for any reason the indemnification provided above in this Section 9.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.
     (d) The obligations of the Seller under this Section 9.1 shall survive the termination of this Agreement.
     (e) Indemnification under Section 9.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.
     Section 9.2. Assignment of Indemnities.
     The Seller acknowledges that, pursuant to the Sale and Servicing Agreement, the Buyer shall assign its rights of indemnity granted hereunder to the Administrative Agent, each Purchaser Agent, the Purchasers, the other Secured Parties, the Backup Servicer and the Collateral Custodian. Upon such assignment, (i) the Administrative Agent, each Purchaser Agent, the Purchasers, the other Secured Parties, the Backup Servicer and the Collateral Custodian as applicable, shall have all rights of the Buyer hereunder and may in turn assign such rights, and (ii) the obligations of the Seller under this Article IX shall inure to the Administrative Agent, each Purchaser Agent, the Backup Servicer or the Collateral Custodian. The Seller agrees that, upon such assignment, the Administrative Agent, each Purchaser Agent, the Purchasers, the other Secured Parties, the Backup Servicer and the Collateral Custodian or the assignee of any such Person, as applicable, may enforce directly, without joinder of the Buyer, the indemnities set forth in this Article IX.
ARTICLE X.
MISCELLANEOUS
     Section 10.1. Amendments and Waivers.
     Except as provided in this Section 10.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and Seller and consented to in writing by the Administrative Agent and each Purchaser Agent. The Buyer shall provide not less than ten Business Days’ prior written notice of any such amendment to the Administrative Agent and each Purchaser Agent.
     Section 10.2. Notices, Etc.
     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, or (b) notice by facsimile copy, when confirmation of receipt is obtained.
     Section 10.3. Limitation of Liability.
     Except with respect to any claim arising out of the willful misconduct or gross negligence of the Purchasers, the Administrative Agent, each Purchaser Agent or any other Secured Party, no claim may be made by the Seller or any other Person against the Purchasers, the Administrative Agent, each Purchaser Agent or any other Secured Party or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
     Section 10.4. Binding Effect; Benefit of Agreement.
     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Administrative Agent, each Purchaser Agent, the Purchasers, the other Secured Parties, the Collateral Custodian and the Backup Servicer shall be third–party beneficiaries of this Agreement.
     Section 10.5. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.
     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.
     Section 10.6. WAIVER OF JURY TRIAL.
     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 10.7. Costs, Expenses and Taxes.
     (a) In addition to the rights of indemnification granted under Article IX hereof, the Seller agrees to pay on demand all reasonable out of pocket costs and expenses of the Buyer or its assignees incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising the Buyer or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Buyer or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.
     (b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder.
     (c) The Seller shall pay on demand all other reasonable out of pocket costs, expenses and Taxes (excluding income taxes) incurred by the Buyer or its assignees in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder (“Other Costs”), including, without limitation, all costs and expenses incurred by the Buyer or its assignees in connection with periodic audits of the Seller’s books and records.
     Section 10.8. No Proceedings.
     (a) Each of the parties hereto hereby agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any Insolvency Proceeding so long as any commercial paper issued by any Conduit Purchaser shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.
     (b) The Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any Insolvency Proceeding so long as there shall not have elapsed one year and one day since the Collection Date.
     Section 10.9. Recourse Against Certain Parties.
     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Seller as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Seller or any incorporator, officer, employee or director of the Seller or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Seller contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Seller, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Seller or any incorporator, officer, employee or director of the Seller or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Seller contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Seller and each incorporator, officer, employee or director of the Seller or of any such administrator, or any of them, for breaches by the Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 10.9(a) shall survive the termination of this Agreement.
     (b) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Buyer or any incorporator, officer, employee or director of the Buyer or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Buyer or any incorporator, officer, employee or director of the Buyer or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Buyer and each incorporator, officer, employee or director of the Buyer or of any such administrator, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 10.9 (b) shall survive the termination of this Agreement.
     Section 10.10. Protection of Right, Title and Interest in the Purchased Collateral; Further Action Evidencing Purchases.
     (a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Buyer’s right, title and interest to the Purchased Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to all property comprising the Purchased Collateral. The Seller shall deliver to the Buyer the file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 10.10(a).
     (b) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Buyer, the Administrative Agent or any Purchaser Agent may reasonably request in order to perfect, protect or more fully evidence the Purchases hereunder and the security and/or interest granted in the Purchased Collateral, or to enable the Buyer, the Administrative Agent or any Purchaser Agent to exercise and enforce its rights and remedies hereunder or under any Transaction Document. At any time the Buyer, the Administrative Agent or any Purchaser Agent may direct the Seller or any Servicer to notify the Obligors, at Seller’s expense, of the Buyer’s, the Administrative Agent’s or any Purchaser Agent’s interest in the Purchased Collateral under this Agreement and may direct that payments of all amounts due or that become due under any or all of the Purchased Collateral be made directly to the Buyer, the Administrative Agent or any Purchaser Agent.
     (c) If the Seller fails to perform any of its obligations hereunder, the Buyer, the Administrative Agent or any Purchaser Agent may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Administrative Agent’s or any Purchaser Agent’s costs and expenses incurred in connection therewith shall be payable by the Seller as provided in Article IX, as applicable. The Seller irrevocably authorizes the Buyer, the Administrative Agent or any Purchaser Agent at any time and from time to time at the Buyer’s, the Administrative Agent or any Purchaser Agent’s sole discretion and appoints the Buyer, the Administrative Agent and any Purchaser Agent as its attorney–in–fact to act on behalf of the Seller (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Buyer’s, the Administrative Agent’s or any Purchaser Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Buyer, the Administrative Agent or any Purchaser Agent in the Purchased Collateral and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Purchased Collateral as a financing statement in such offices as the Buyer, the Administrative Agent or any Purchaser Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Buyer, the Administrative Agent or any Purchaser Agent in the Purchased Collateral. This appointment is coupled with an interest and is irrevocable.
     (d) Without limiting the generality of the foregoing, Seller will, not earlier than six (6) months and not later than three months prior to the fifth anniversary of the date of filing of the financing statement referred to in Sections 3.1 or 3.2 or any other financing statement filed pursuant to this Agreement or in connection with any Purchase hereunder, unless the Collection Date shall have occurred:
     (i) execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement; and
     (ii) deliver or cause to be delivered to the Buyer, the Administrative Agent and each Purchaser Agent an opinion of the counsel for Seller, in form and substance reasonably satisfactory to the Buyer, the Administrative Agent and each Purchaser Agent, confirming and updating the opinion delivered pursuant to Sections 3.1 or 3.2 with respect to perfection and otherwise to the effect that the security interest hereunder continues to be an enforceable and perfected security interest, subject to no other Liens of record except as provided herein or otherwise permitted hereunder, which opinion may contain usual and customary assumptions, limitations and exceptions.
     Section 10.11. Execution in Counterparts; Severability; Integration.
     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement and the Transaction Documents contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
     Section 10.12. Waiver of Set-off.
     (a) The Seller’s obligations under this Agreement shall not be affected by any right of set-off, counterclaim, recoupment, defense or other right the Seller might have against the Buyer, the Administrative Agent, each Purchaser Agent, the Purchasers, the other Secured Parties, the Backup Servicer, the Collateral Custodian or any assignee of such Persons, all of which rights are hereby waived by the Seller.
     (b) The Buyer shall have the right to set–off against the Seller any amounts to which the Seller may be entitled and to apply such amounts to any claims the Buyer may have against the Seller from time to time under this Agreement. Upon any such set–off, the Buyer shall give notice of the amount thereof and the reasons therefor to the Seller.
     Section 10.13. Heading and Exhibits.
     The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.
     Section 10.14. Rights of Inspection.
     The Buyer and its representatives and assigns may conduct at any reasonable time, with reasonable notice, and from time to time, and the Seller will fully cooperate with, a reasonable number of field examinations and audits of the inventory, the Loans and business affairs of the Seller each calendar year. Each such inspection shall be at the sole expense of the Seller. The Buyer and its representatives and successors and assigns acknowledge that in exercising the rights and privileges conferred in this Section 10.14, it or its representatives or assigns may, from time to time, obtain knowledge of information, practices, books, correspondence and records of a confidential nature and in which the Seller has a proprietary interest. The Buyer and its representatives and successors and assigns agree that (i) they shall retain in strict confidence and shall use their best efforts to ensure that their representatives retain in strict confidence and will not disclose without the prior written consent of the Seller any or all of such information, practices, books, correspondence and records furnished to them and (ii) that they will not, and will use their best efforts to ensure that their representatives and assigns will not, make any use whatsoever (other than for the purposes contemplated by this Agreement) of any of such information, practices, books, correspondence and records without the prior written consent of the Seller, unless such information is generally available to the public or is required by law to be disclosed.
     Section 10.15. Assignment.
     Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as permitted by this Section 10.15 or by the Sale and Servicing Agreement. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Administrative Agent as agent for the Secured Parties and each Purchaser Agent as agent for the respective Purchaser under the Sale and Servicing Agreement, to which assignment the Seller hereby expressly consents. Upon assignment, the Seller agrees to perform its obligations hereunder for the benefit of the Administrative Agent as agent for the Secured Parties and each Purchaser Agent as agent for the respective Purchaser under the Sale and Servicing Agreement and the Administrative Agent and each Purchaser Agent, in such capacity, shall be a third party beneficiary hereof. The Administrative Agent as agent for the Secured Parties and each Purchaser Agent as agent for the respective Purchaser under the Sale and Servicing Agreement upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without joinder of the Buyer.
     Section 10.16. No Waiver; Cumulative Remedies.
     No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
     Section 10.17. Subordination.
     The Seller shall have the right to receive, and the Buyer shall make, any and all payments relating to any indebtedness, obligation or claim the Seller may from time to time hold or otherwise have against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing; provided that after giving effect to any such payment, the Aggregate Outstanding Asset Balance of the Purchased Collateral owned by the Buyer at such time exceeds the Aggregate Unpaids under the Sale and Servicing Agreement. The Seller hereby agrees that at any time during which the condition set forth in the proviso of the immediately preceding sentence shall not be satisfied, the Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Buyer owing to the Purchasers, the Administrative Agent, each Purchaser Agent or any other Secured Party under the Sale and Servicing Agreement.
     Section 10.18. Revolving Loan Payments.
     (a) With respect to each Revolving Loan included as part of the Purchased Collateral, as of any date of determination prior to the occurrence of a Termination Event or Unmatured Termination Event, Collections from the Obligor on such Revolving Loan shall be shared and applied proportionately as between any balance outstanding in connection with the Retained Interest and the Outstanding Asset Balance of such Revolving Loan purchased by the Buyer under and in accordance with Section 2.1 hereof in accordance with the percentages determined as follows: (a) in the case of the Seller, by dividing (i) the outstanding principal amount of the advances made in connection with the Retained Interest by (ii) the sum of all advances previously made in connection with the Revolving Loan; and (b) in the case of the Buyer, by dividing (i) the Outstanding Asset Balance of such Revolving Loan by (ii) the sum of all advances previously made in connection with the Revolving Loan.
     (b) Notwithstanding the foregoing or anything to the contrary contained herein or any Transaction Document, any payments made by any Hedge Counterparty pursuant to the terms of the Hedge Agreements shall be solely for the benefit of the Administrative Agent, and the Secured Parties, and shall not be subject to the pro rata sharing provisions of this Section 10.18. In furtherance of the foregoing clause of this paragraph, the Seller hereby releases any right, title, or interest it may have in or to any payment made or to be made at any time by any Hedge Counterparty pursuant to the terms of any Hedge Agreement.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

CSE QRS FUNDING II LLC

By:	/s/ Thomas A. Fink

Name: Thomas A. Fink
Title: Chief Financial Officer & Senior Vice President Finance

CSE QRS Funding II LLC
4445 Willard Avenue
12th Floor
Chevy Chase, Maryland 20815
Attention: Treasurer
Facsimile No.: (301) 841–2375
Confirmation No.: (301) 841–2731
[Signature Continued on Following Page]
Sale and Contribution Agreement

CSE MORTGAGE LLC

By:	/s/ Thomas A. Fink

Name: Thomas A. Fink
Title: Chief Financial Officer & Senior Vice President Finance

CSE Mortgage LLC
4445 Willard Avenue
12th Floor
Chevy Chase, Maryland 20815
Attention: Treasurer
Facsimile No.: (301) 841–2371
Confirmation No.: (301) 841–2735
Sale and Contribution Agreement